                                                                    Exhibit 99.1


Pro Forma Consolidated Condensed Balance Sheet
As of December 1, 2002
(Dollars in thousands, except per share and footnote data)


                                                                                  Completion of
                                                                                Recapitalization
                                                                               + Rights Offering   Pro Forma
                                                                   Unaudited        Adjustment    As Adjusted
                                                                   ---------        ---------     ----------
ASSETS
Current assets:
Cash                                                                $  1,333         $      -       $  1,333
Accounts Receivable                                                   12,385                        $ 12,385
Inventory                                                             21,309                          21,309
Prepaids and other current assets                                        559                             559
                                                                    --------         --------       --------
        Total current assets                                          35,586             --           35,586
Property, plant and equipment, net of accumulated depreciation        11,098                          11,098
Goodwill, net of accumulated amortization                              7,567                           7,567
Other assets                                                           2,463(1)           577          3,040
                                                                    --------         --------       --------
        Total assets                                                $ 56,714         $    577       $ 57,291
                                                                    ========         ========       ========

LIABILITIES, REDEEMABLE COMMON STOCK AND STOCKHOLDERS' EQUITY
Current liabilities:
Revolving credit facility                                           $ 10,698(2)      $    150       $ 10,848
Accounts payable                                                       4,808                           4,808
Accrued expenses                                                       6,243(3)          (960)         5,283
Other current liabilities                                                 74                              74
                                                                    --------         --------       --------
        Total current liabilities                                     21,823             (810)        21,013
Term loan facility                                                    12,500                          12,500
12% Convertible notes                                                 10,600(4)       (10,600)          --
Other long term liabilities                                            1,143                           1,143
                                                                    --------         --------       --------
        Total liabilities                                             46,066          (11,410)        34,656
Series A redeemable preferred stock                                    8,272(3)        (8,272)          --
Redeemable common stock                                                  160(5)         1,000          1,160
Total stockholders' equity                                             2,216(6)        19,259         21,475
                                                                    --------         --------       --------
        Total liabilities, redeemable common stock and
        stockholders' equity                                        $ 56,714         $    577       $ 57,291
                                                                    ========         ========       ========


Notes:    (1)  Additional redeemable common stock issued to affiliate of lender, valued at $5.00 per share. 200,094 x $5.00  = $1,000,470.
               $423,000 of expenses already incurred reclassed out of Other
               Assets and applied against gross proceeds in stockholders' equity.

          (2) Additional costs to complete transaction, netted against equity proceeds.

          (3) $8,272,000 of redeemable preferred stock plus $420,000 of accrued dividends converted to common stock at $5.00 per share; 1,738,400 shares.
               Accrued interest of $554,000 converted to common stock at $5.00 per share; 110,800 shares.
               Proceeds from Rights Offering of $1,000 provided partial pay down of interest to financial advisor.

          (4) $10,600,000 of 12% notes converted to common stock (2,120,000 shares).

          (5)  Additional redeemable common stock issued to affiliate of lender.

          (6) Conversion of 12% notes plus unpaid interest ($11,139,000) and redeemable preferred stock plus unpaid dividends ($8,692,000). Rights offering contributes $1,000 subscribed. Net of $573,000 of related expenses.